UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 16, 2013

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35992	54-2185193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065
(Address of Principal Executive Offices) (Zip Code)

(650) 506-7000

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Issuance of $3.00 Billion of Notes

On July 16, 2013, Oracle Corporation (“Oracle”) consummated the issuance and sale of $500,000,000 principal amount of its Floating Rate Notes due 2019, $1,500,000,000 principal amount of its 2.375% Notes due 2019 and $1,000,000,000 principal amount of its 3.625% Notes due 2023 (collectively, the “Notes”), pursuant to an underwriting agreement dated July 9, 2013 among Oracle and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and HSBC Securities (USA) Inc., as representatives of the several underwriters named therein. The Notes will be issued pursuant to an Indenture dated as of January 13, 2006 (the “Indenture”) among Oracle (formerly known as Ozark Holding Inc.), Oracle Systems Corporation (formerly known as Oracle Corporation) and Citibank, N.A., as amended by the First Supplemental Indenture dated as of May 9, 2007 (the “First Supplemental Indenture”) among Oracle, Citibank, N.A. and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, and an officers’ certificate issued pursuant thereto.

The Notes are being offered pursuant to Oracle’s Registration Statement on Form S-3 filed on April 15, 2013 (Reg. No. 333-187919), including the prospectus contained therein (the “Registration Statement”), and a related preliminary prospectus supplement dated July 9, 2013 and a prospectus supplement dated July 9, 2013.

The material terms and conditions of the Notes are set forth in the Form of Officers’ Certificate filed herewith as Exhibit 4.12 and incorporated by reference herein and in the Indenture filed as Exhibit 10.34 to the Current Report on Form 8-K filed by Oracle Systems Corporation on January 20, 2006, and the First Supplemental Indenture filed as Exhibit 4.3 to the Registration Statement on Form S-3 filed by Oracle Corporation on May 10, 2007.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.12	Form of Officers’ Certificate setting forth the terms of the Notes

5.01	Opinion of Davis Polk & Wardwell LLP

23.02	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: July 16, 2013	By:	/s/ Brian S. Higgins
	Name:	Brian S. Higgins
	Title:	Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.12	Form of Officers’ Certificate setting forth the terms of the Notes

5.01	Opinion of Davis Polk & Wardwell LLP

23.02	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.01)

5